Exhibit 99.2

STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed Investor Presentation June 2021

BuzzFeed

Notice to Recipient: Disclaimer

This presentation (together with oral statements made in connection herewith, the "***Presentation***") is for informational purposes only to assist interested parties in making their own evaluation of the proposed business combination (the "***Business Combination***") between 890 5th Avenue Partners, Inc. ("***890***") and BuzzFeed, Inc. ("***BuzzFeed***" or the "***Company***"). By accepting this Presentation, you acknowledge and agree that all of the information contained in or disclosed with this Presentation (the "***Information***") is confidential, that you will not distribute, reproduce, disclose or use such information for any purpose other than for the purpose of your firm's participation in the potential financing, that you will not distribute, reproduce, disclosure or use such information in any way detrimental to BuzzFeed or 890, and that you will return, delete or destroy this Presentation upon request.

You are also being advised that the United States securities laws restrict persons with material non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities on the basis of such information.

The Information does not purport to be all-inclusive and none of the Company, 890, Cowen and Company, LLC., BofA Securities, Inc. or Craig-Hallum Capital Group LLC (the latter three, the "***Placement Agents***"), nor any of their respective subsidiaries, stockholders, affiliates, representatives, control persons, partners, directors, officers, employees, advisers or agents, make any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. You should consult with your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the Information or other information provided by third parties, whether or not purported to be on behalf of the Company, to make any decision. To the fullest extent permitted by law, in no circumstances will the Company, 890, the Placement Agents, nor any of their respective subsidiaries, stockholders, shareholders, affiliates, representatives, control persons, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of or reliance upon this Presentation, the Information, any omissions or any opinions communicated in relation thereto. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of the Company, the potential financing or the Business Combination. The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs.

Use of Data

Some of the Information relates to or is based on studies, publications, surveys and the Company's and 890's own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the Company and 890 believe this internal research is reliable, such research has not been verified by any independent source and none of the Company, 890, the Placement Agents, nor any of their respective subsidiaries, stockholders, shareholders, affiliates, representatives, control persons, partners, directors, officers, employees, advisers or agents makes any representation or warranty with respect to the accuracy of such information.

Forward-Looking Statements

Certain statements in this Presentation may be considered forward-looking statements. Forward-looking statements generally relate to future events or 890's or the Company's future financial or operating performance. For example, statements concerning the following include forward-looking statements: the Company's summary financial forecast; the Company's ability to achieve, and maintain, future profitability; the Company's business plan and its ability to effectively manage its growth; continued market acceptance of, and traffic engagement with, the Company's content; expectations, beliefs and objectives for future operations; the Company's ability to further attract, retain, and increase its traffic; the Company's ability to expand existing revenue streams, develop new revenue opportunities, and bring them to market in a timely manner; the Company's expectations concerning relationships with strategic partners and other third parties; the Company's ability to maintain, protect and enhance its intellectual property; future acquisitions or investments in complementary companies, content or technologies; the Company's ability to attract and retain qualified employees; the proceeds of the Business Combination and the Company's expected cash runway; and the potential effects of the Business Combination on the Company. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "will," "potentially," "estimate," "continue," "anticipate," "intend," "could," "would," "project," "target," "plan," "expect," or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors, some of which are unknown and unpredictable, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by 890 and its management and the Company and its management, as the case may be, are inherently uncertain.

STRICTLY PRIVATE AND CONFIDENTIAL

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BuzzFeed

Notice to Recipient: Disclaimer (Cont'd)

Forward-Looking Statements (Cont'd)

New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management's control including general economic conditions and other risks, uncertainties and factors set forth in the section entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in 890's final prospectus relating to its initial public offering, dated January 11, 2021, and other filings with the Securities and Exchange Commission (the "SEC") as well as factors associated with companies that are engaged in the Company's businesses, including anticipated trends, growth rates, and challenges in those businesses and in the markets in which they operate; macroeconomic conditions related to the global COVID-19 pandemic; changes in the business and competitive environment in which the Company operates, the impact of national and local economic and other conditions and developments in technology, each of which could influence the levels (rate and volume) of the Company's subscriptions and advertising, the growth of its businesses and the implementation of its strategic initiatives; government regulation, including revised foreign content and ownership regulations; poor quality broadband infrastructure in certain markets; technological developments; demand for products and services; the failure to realize the anticipated benefits of the Business Combination; the ability of the issuer that results from the Business Combination to issue equity or equity-linked securities or obtain debt financing in connection with the Business Combination or in the future. Nothing in this Presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Neither the Company nor 890 undertakes any duty to update these forward-looking statements.

Use of Projections

This Presentation contains projected financial information with respect to BuzzFeed. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. See "Forward-Looking Statements" paragraph above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Neither the Company's nor 890's independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. In preparing and making certain forward-looking statements contained in this presentation, BuzzFeed and 890 made a number of economic, market and operational assumptions. The Company cautions that its assumptions may not materialize and that current economic conditions render such assumptions, although believed reasonable at the time they were made, subject to greater uncertainty.

Financial Information

The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act of 1933, as amended (the "***Securities Act***"). Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, the registration statement to be filed by BuzzFeed and 890 with the SEC.

No Offer or Solicitation

This Presentation shall not constitute a "solicitation" as defined in Section 14 of the Securities Exchange Act of 1934, as amended. This Presentation does not constitute an offer, or a solicitation of an offer, to buy or sell any securities, investment or other specific product, or a solicitation of any vote or approval, nor shall there be any sale of securities, investment or other specific product in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offering of securities (the "***Securities***") will not be registered under the Securities Act, and will be offered as a private placement to a limited number of "accredited investors" as defined in Rule 501(a) (1), (2), (3), (5) or (7) under the Securities Act and "Institutional Accounts" as defined in FINRA Rule 4512(c). Accordingly, the Securities must continue to be held unless a subsequent disposition is exempt from the registration requirements of the Securities Act. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act. The transfer of the Securities may also be subject to conditions set forth in an agreement under which they are to be issued. Investors should be aware that they might be required to bear the final risk of their investment for an indefinite period of time. Neither the Company nor 890 is not making an offer of the Securities in any state where the offer is not permitted. NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE.

Trademarks and Trade Names

BuzzFeed owns or has rights to various trademarks, service marks and trade names that it uses in connection with the operation of its businesses. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with the Company, or an endorsement or sponsorship by or of the Company. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed STRICTLY PRIVATE AND CONFIDENTIAL Table of Contents Introduction 5 About BuzzFeed 9 Foundations for Growth 17 Financial Highlights 27 Transaction Overview 31 Appendix 36

STRICTLY PRIVATE AND CONFIDENTIAL STRICTLY PRIVATE AND CONFIDENTIAL Introduction 5

BuzzFeed

Transaction Overview

890 FIFTH AVENUE PARTNERS

Combination with

BuzzFeed

and

COMPLEX NETWORKS

Transaction Overview and Structure

- BuzzFeed Inc., ("BuzzFeed") and 890 5th Avenue Partners, Inc. ("890 5th Avenue") have executed a non-binding term sheet setting forth the potential terms of a business combination
- Definitive documentation is expected to be signed in June 2021
- It is anticipated that the post-closing company will retain the BuzzFeed name and be listed on the NASDAQ
- BuzzFeed plans to use $200 million from the transaction proceeds and $100 million in pro forma equity to fund their acquisition of Complex Networks, which is contingent upon the closing of the business combination. This acquisition provides an opportunity to accelerate growth and monetization of Complex's attractive brands and IP, leveraging BuzzFeed's ability to scale and reach massive audiences

Valuation

- Transaction implies a fully diluted pro forma enterprise value of $1.5 billion, representing 2.3x based on 2022E Revenue of $654 million and 13.0x based on 2022E Adj. EBITDA of $117 million
  - Implied acquisition multiples for Complex of 2.1x based on 2022E Revenue of $146 million and 19.0x based on 2022E Adj. EBITDA of $16 million
- Existing BuzzFeed shareholders are expected to receive 72.5% of the pro forma equity[1]

Capital Structure[2]

- The transaction will be funded by a combination of ~$288 million cash held in a trust account and proceeds from the $150 million Convertible Note offering[3]
- Transaction is expected to result in up to ~$438 million of total cash proceeds to fund the acquisition of Complex and provide working capital to the combined company

(1) Assumes no redemptions by 890 5th Avenue existing shareholders

(2) Based on $288 million cash in trust, $154 million in cash, $5 million of which represents the breakup fee held in escrow pending the closing of the Complex acquisition, and $35 million in debt, $15.5 million of which represents outstanding Letters of Credit issued by Capital One, N.A., all of the foregoing from Buzzfeed's balance sheet as of May 31, 2021, $150 million Convertible Note less $35 million of transaction expenses

(3) 5-Year Unsecured $150 million Convertible Note bearing a coupon rate of 7.00% and a conversion price of $12.50.

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BuzzFeed

Why 890 is Excited to Partner with BuzzFeed

890 5th Avenue's investment thesis focuses on leveraging our collective operational expertise to add strategic value to a leading digital media company positioned to benefit from key secular trends

BuzzFeed

- ✓ Leading, globally recognized "Media 2.0" platform primed to benefit from digital tailwinds core to our thesis
- ✓ Ideal platform to execute upon organic growth opportunities plus a roadmap for accretive strategic M&A
- ✓ Partnering with a visionary management team that has operated at the forefront of innovation within digital media and content
- ✓ Ability to add value from our operating expertise, strategic vision and growth mindset
- ✓ Highly attractive financial profile and valuation

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BuzzFeed

Today's Presenters

BuzzFeed



Jonah Peretti

Co-Founder & Chief Executive Officer

- ✓ Co-founder of The Huffington Post in 2005
- ✓ Pioneered viral project designs, shareable social advertising campaigns, news reporting, and content creation across industries



Felicia DellaFortuna

Chief Financial Officer

- ✓ Former Senior Director of Finance at Viant
- ✓ Previously Director of Financial Planning & Analysis at XIX Entertainment
- ✓ Previous experience in Transaction Advisory Services at Ernst & Young

890 5th Avenue Partners



Adam Rothstein

Executive Chairman

- ✓ Co-founder and General Partner at Disruptive Technology Partners
- ✓ Independent Director of Roth CH Acquisition Companies I,II, and III (NASDAQ: ROCH, ROCC, ROCR)
- ✓ Over 20 years of investment experience



Michael Del Nin

Chief Financial Officer & Chief Operating Officer

- ✓ Served as Co-Chief Executive Officer of Central European Media Enterprises
- ✓ Over two decades of media experience with strategy, M&A, business development and financial analysis roles

STRICTLY PRIVATE AND CONFIDENTIAL 8

STRICTLY PRIVATE AND CONFIDENTIAL STRICTLY PRIVATE AND CONFIDENTIAL About BuzzFeed 9

STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed STRICTLY PRIVATE AND CONFIDENTIAL Brands that are Defining Culture 10

BuzzFeed

Leading Platform for Digital Content and Commerce

Foundational Concepts

BuzzFeed

As/Is BuzzFeed News BRING ME! COMPLEX NETWORKS Goodful HUFFPOST NIFTY PLAYFULL TASTY

- Iconic brands with **massive reach, engagement and distribution**
- Operating model for modern media built on technology and data enabling **rapid scale and monetization with a deep understanding of virality and social**
- Rapidly scaling **higher margin commerce revenue stream** expected to be **~31% of total revenue** by 2024E
- Reached an **inflection point** with a diversified revenue base and **sustainable, profitable growth**

BuzzFeed at a Glance

#1 In time spent in the U.S. among Gen Z and Millennials (1)	**~73%** of Gen Z and Millennials (2) read BuzzFeed each month	**#1** In Brand Awareness(3) for digital media
$654M 2022E Revenue ↑ **$521M** 2021E Revenue	**~25%** 2022E Revenue Growth ↑ **~24%** 2021E Revenue Growth	**~18%** Adj. EBITDA Margin 2022E ↑ **~11%** Adj. EBITDA Margin 2021E

Source: Management, company estimates. Financials are Pro Forma for Complex, excludes go90.

(1) Comscore, October 2020 when compared to Core competitor set. Core competitor set includes Vox Media, Group Nine Media, Complex, POPSUGAR Media, Vice Media, REFINERY29.com.

(2) Nielsen Digital Content Ratings, Monthly Data October 2020

(3) Q1 2020 BuzzFeed Brand Health Study (U.S. P13-54)

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BuzzFeed

Expansion and Diversification of Business Model

November 2006
Jonah Peretti launches BuzzFeed

June 2014
Releases DEAR KITTEN as the first branded video content

August 2015 & November 2016
Invests $400M in BuzzFeed
NBC UNIVERSAL

August 2017
Launches programmatic advertising

August 2018
Launches BuzzFeed REVIEWS driving affiliate, programmatic and content licensing

December 2018
>$100M in revenue from new revenue streams

July 2020
Partnership w/ LIONSGATE to produce feature films

March 2021
Signs Definitive Agreement to acquire COMPLEX NETWORKS[1]

'20-'24 Revenue
CAGR ~26%

Lab Experimentation to Grow Audience

Topline Growth

Revenue Model Diversification

Profitable Revenue Growth

January 2012
Launches BuzzFeed News

November 2014
Surpasses $100M in revenue

July 2015
Launches TASTY

November 2016
Launches BuzzFeed PRODUCT LABS laying the groundwork for revenue diversification

March 2018
Tasty kitchenware line debuts at Walmart

October 2018
Creates BuzzFeed Exchange, a unified programmatic offering
BFX

November 2020
Acquires HUFFPOST[2]
verizon media becomes a minority shareholder

'24 Adj. EBITDA
Margin ~25%

Note: Adj. EBITDA excludes stock-based compensation and other net income/expense. Revenue CAGR and Adj. EBITDA include Complex, excludes go90.
(1) Deal signed in March 2021 and expected to close in connection with the proposed transaction.
(2) Deal signed in November 2020 and closed in February 2021.

STRICTLY PRIVATE AND CONFIDENTIAL 12

BuzzFeed

Highly Attractive Acquisition of Complex

Transaction Rationale

- Expands further into new audiences and verticals
- Deepens engagement with existing demographic
- Cements opportunity as defining youth media platform
- Immediate synergies and monetization opportunities

Brands and IP(1)

COMPLEX	HOT ONES	sole collector	COMPLEXCON	PIGEONS & PLANES
# 1 reach amongst males ages 18-24	Premiere food culture brand	#1 sneaker community	#1 brand youth convention	Leading music & artist discovery platform

Other Key Initiatives

- COMPLEX COLLECTIVE — *Research offering proprietary data*
- COMPLEX CLIMATE — *Youth consultancy offering*
- COMPLEX SHOP — *Ecommerce destination*

Synergistic Opportunities

- Current pro forma financial model does not account for synergies
- Immediate opportunities to promote brands and create cross-platform growth
- Proven track record of creating second windowing opportunities for digital first IP

Key Statistics(1)

150M Monthly Video Views(2)

3.2B Total Impressions(4)

170K Content Pieces(3)

322M Monthly Minutes(4)

2.5x Highly diverse reader demographic compared to total digital population(5)

Source: Complex Management and publicly available information.

(1) Complex materials and reports. (2) Represents 2020 monthly average, excluding views attributable to advertising consulting services. (3) Represents 2020 O&O original output and published content, both posts and videos. (4) Comscore, October 2020; total impressions represents 2020 O&O site and YouTube display and video impressions, includes both direct and indirect. (5) Refers to Black/African-American males age 18-34. Comscore, October 2020.

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STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed STRICTLY PRIVATE AND CONFIDENTIAL Aligned with Massive Secular Trends Video & Social Video advertising contributes to traffic growth, increases average session time, attracts potential customers and increases sales 86% of users would like to see more video content from brands High Quality Content Big Tech platforms in need of trusted, brand - safe supply of digital content at scale Demand for voices that call for racial and social justice and more inclusive, transparent and just business practices eCommerce Shift to eCommerce accelerated by COVID - 19, expanding markets as the modern consumer discovers and buys new things Source: Company filings; S&P Global Market Intelligence Global Advertising Forecasts Jun 2020; eMarketer Oct 2020; Wyzowl Video Marketing Statistics 2020 report; Wall Street research. 14

STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed STRICTLY PRIVATE AND CONFIDENTIAL Benefitting from Underlying Digital Tailwinds Accelerating Shift to “ All Things Digital ” Massive acceleration in the shift to digital across content and commerce Evolving Privacy Landscape Privacy regulation increasingly stringent as consumers demand transparency and control of data Ad Spend Shifting from Mega Platforms Ad budgets diversifying with focus on authenticity and brand safety 15

STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed STRICTLY PRIVATE AND CONFIDENTIAL Reached inflection point with accelerating, sustainable and profitable growth Key Investment Highlights Demonstrated platform for both organic and acquisition - led growth Innovative management team that has been at the forefront of driving digital trends Leading “ Media 2.0 ” platform for the next generation of Internet Technology platform designed to rapidly scale and monetize digital content Globally recognized digital brands with massive, engaged audience 16

STRICTLY PRIVATE AND CONFIDENTIAL STRICTLY PRIVATE AND CONFIDENTIAL Foundations For Growth 17

BuzzFeed

Portfolio of Premium and Emerging Digital Content Brands

Entertainment / Culture

BuzzFeed

A Leading Media Company for the Modern World

#1 Digital Publisher for Cultural Relevance

- **20M+** YouTube Subscribers
- **69M** Monthly Likes, Comments and Shares



COMPLEX NETWORKS (1)

A Leading Media Outlet for Young Readers

#1 Reach Amongst Males Ages 18-24

- **150M+** Monthly Video Views
- **170k+** Original Content Pieces



News

BuzzFeed.News

A Leading News Brand for Young Readers

32% Millennial and Gen Z Audience Composition

- **24M** Monthly Unique Visitors
- **2x** Pulitzer Prize Finalist



HUFFPOST

A Leading Digital News Outlet

5 Minutes Spent by the Avg. Unique Visitor(2)

- **11M** Monthly Unique Visitors(2)
- **51M** Monthly Minutes(2)



Food

TASTY

A Leading Global Food Network

2.2B Monthly Views Across Platforms

- **1 in 3** Americans Have Seen Tasty on a Monthly Basis
- **8 in 10** Tasty Viewers Have Made a Recipe



Emerging Brands

As/Is	BRING ME!	Goodful	NIFTY	PLAYFULL
(Beauty)	*(Travel)*	*(Health)*	*(Home)*	*(Family)*

Source: Comscore, Feb 2020, Comscore, Oct 2020, Nielsen Digital Content Ratings, Monthly Data, Oct 2020, Complex materials and reports, BuzzFeed internal survey conducted via Qualtrics, Apr 2020, BuzzFeedNews.com, YouTube.com, Multi-Platform, Key Measures, Oct 2020, Tubular Intelligence, Oct 2020, Digital Media Brand Perceptions Study (Q3 2018), U.S. P13-54, ComscoreMedia Metrix, Key Measures, P13-24, Key Measures, A25-34. (1) BuzzFeed is acquiring Complex Networks as part of the proposed transaction.

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BuzzFeed

Machine Learning Powers a Scaled Tech Stack

Creating content requires data, technology and scale
All are key competitive moats and differentiators of BuzzFeed's relationship with audiences

Proprietary Quiz Maker Built into CMS

37M unique quiz takers
Enables a dozen varieties of addictive quizzes, with new formats developed regularly


BuzzFeed
QUIZ PARTY

Headline Optimization

Post-publication, BuzzFeed's technology automatically finds the best headline from several options


Optimization in Progress

Proprietary Machine Learning Algorithms

Generates both recommendations and automation of what and when to publish on social platforms



Custom Tools for Content Creators

Supports the efficient creation of the best content from what readers love and engage in, including flipped posts from comments and subbuzz remixer for market



Source: BuzzFeed Client Event Tracking Data, Dec 2020.

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STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed STRICTLY PRIVATE AND CONFIDENTIAL Growth Flywheel is Highly Scalable Across Platforms 1 3 4 2 20 Web Video Mobile Social Data - Driven Platform is Highly Repeatable Cross - Platform Distribution

BuzzFeed

Massive, Deeply Engaged Audience in Key Demographics

Unrivaled scale, reach and ability to successfully engage younger audiences with compelling content

Unique Visitors[1]
(Gen Z + Millenials)

Time Spent (Minutes)
(Gen Z + Millenials)

Time Spent per Unique Visitor
(Gen Z + Millenials)



BuzzFeed Digital
38M
VOXMEDIA
31M
group nine media
20M
VICE
12M
BuzzFeed Digital
806M
VOXMEDIA
213M
group nine media
55M
VICE
32M
BuzzFeed Digital
21.2 Min.
VOXMEDIA
6.9 Min.
group nine media
2.8 Min.
VICE
2.6 Min.

Source: ComscoreMedia Metrix, Multi-Platform, Key Measures, Oct 2020.
Note: Core competitor set includes Vox Media, Group Nine Media, Complex, POPSUGAR Media Vice Media, REFINERY29.com. BuzzFeed Digital includes HuffPost and Complex. Group Nine includes POPSUGAR Media. Vice includes REFINERY29.com Vox Media includes New York Media/Magazine. Total monthly site page views represent U.S. only. Time spent includes time spent across O&O properties and select video platforms. (1) Unique Visitors are unduplicated.

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STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed STRICTLY PRIVATE AND CONFIDENTIAL Enabled by unique approach to content Further monetization of high value audiences Inspiration driven Rapid growth with high margins High Growth Commerce Opportunity Note: Historical financials are based on unaudited statements. (1) Pro Forma for Complex. Excludes go90. 22 BuzzFeed’s Commerce revenue stream is enabled by a unique ability to deliver content to high value audiences This revenue stream drove ~$500M in attributable transactions in 2020, up 62% YoY Commerce Revenue Mix (1) 13% 87% 2020A $57M (1) 23% 77% 2022E $150M (1) 31% 69% 2024E $330M (1)

BuzzFeed

Powering Organic Growth of Brands

In five years, BuzzFeed has built Tasty into a scaled, cross-platform brand with multiple revenue streams

BuzzFeed Formats Applied to Cooking

Applies popular BuzzFeed formats to cooking and discovers success



Experimentation & Social Media Feedback / Data Loop

UGC cooking videos going viral on Facebook; starts experimenting with original BuzzFeed food videos


TASTY

Audience Expansion

Tasty Facebook channel surpasses **8M engagements** (likes, comments, shares) the month after launch


14M views in 10 days

Iterations for Expansion & Development

Applies learnings to launch international versions and develop new styles and formats


PROPER TASTY
bien TASTY
TASTY demais
TASTY JAPAN

Multiple Monetization Streams

Popularity fuels product launches: **Top Selling Cookbook, Tasty App** and **One Top cooking appliance**


TASTY
latest & greatest

TASTY

Facebook Followers


196M
~15x
13M
Nov '15
Nov '20

Source: Tubular Intelligence, Oct 2020, BuzzFeed Looker Data, NiemanLab, Jan 2017, Nielsen Digital Content Ratings, Monthly Data, Aug 2020.

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BuzzFeed

Proven Consolidation Platform

BuzzFeed

- ✓ Massive scale and distribution
- ✓ Robust engagement and monetization
- ✓ Technology and data-driven approach
- ✓ Diversified revenue base & efficient model

HUFFPOST

HuffPost Acquisition Rationale	Key Stats
• Universally known brand with cross-platform appeal • Extends leadership position and enhances scale • Expanding reach into attractive demographic • Near term opportunities to lift monetization • Clear opportunity to drive profitability	**11M** Monthly Unique Visitors **51M** Monthly Minutes **5** Minutes Spent by Avg. Unique Visitor

COMPLEX NETWORKS

Complex Acquisition Rationale	Key Stats
• Expands further into new audiences and verticals • Deepens engagement with existing demographic • Creates defining youth media platform • Immediate synergies and monetization	**14M** Monthly Unique Visitors **137M** Monthly Minutes **#1** Reach Among Males Ages 18-24

Source: Comscore, Feb 2020, Comscore, Oct. 2020, Complex materials and reports. Monthly Unique Visitors, Monthly Minutes and Minutes Spent by Average Unique Visitor represent Gen Z + Millennials only.

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BuzzFeed

Consolidation Strategy Driving Accretive Results

Target Criteria

- Influential, Iconic Brands
- Engaging Content Creation
- Additive Audience Dynamics
- Monetization Opportunities

Value Creation

- Price Discipline
- Cross-Platform Integration
- Sustainable Revenue Growth
- Creating path to profitability

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STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed STRICTLY PRIVATE AND CONFIDENTIAL Our Scaled Model has Powered Network Effects Creating Competitive Barriers and Driving Growth Leading Audience and Brands Data - Driven Tech Platform Scaled Cross - Platform Distribution Diversified Revenue Model (4) Growth & Profitability 3 out of 4 U.S. Millennials & almost half of U.S. Gen Z read BuzzFeed each month 4.0B Average minutes watched monthly in 2020 Owned & Operated Social Media Platforms 26 $654M ‘ 22E Revenue $117M ‘ 22E Adj. EBITDA 25% ’20A - ’22E Revenue CAGR 18% ‘ 22E Adj. EBITDA Margin Advertising Content Commerce (3) (1) Nielsen Digital Content Ratings, Monthly Data, Oct 2020. (2) APIs and Tubular Intelligence, Oct 2020. (3) Deal signed in March 2021 and expected to close in connection with the proposed transaction. (4) See slides 28 and 29, which show the actual revenue mix for 2019 and 2020 as well as the forecasted revenue mix for 2021 - 2024. (2) (1)

STRICTLY PRIVATE AND CONFIDENTIAL STRICTLY PRIVATE AND CONFIDENTIAL Financial Highlights 27

STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed STRICTLY PRIVATE AND CONFIDENTIAL Key Financial Themes 28 Note: Dollars in millions. Unless noted, figures are Pro Forma for Complex. (1) Not Pro Forma for Complex. (2) Top 5 Clients (of 2020, with comparison to 2019 spend) include a Leading Insurer, two Leading Retailers, a Leading CPG Conglo mer ate, and a Leading Grocer. Excludes revenue earned from platforms (i.e., affiliate commissions from Amazon, programmatic pre - roll and display). (3) Excludes D&A, SBC, Tax and other one - time non - recurring expenses. 2019A 2024E Key Customer Retention (1)(2) Annual Spend for Top 5 Clients Diversified Revenue Revenue Mix Advertising Commerce Content $27M $39M 2019A 2020A 42% YoY% 48% 41% 11% 25% 44% 31% 52% 50% 51% 48% 47% 47% 51% 46% 38% 34% 30% 29% COGS as a % of Revenue OpEx (3) as % of Revenue Delivering Profitability at Scale COGS and Operating Leverage as a % of Revenue

STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed STRICTLY PRIVATE AND CONFIDENTIAL $176 $198 $261 $316 $387 $463 $202 $166 $165 $187 $221 $270 $47 $57 $95 $150 $225 $330 $425 $421 $521 $654 $833 $1,063 2019A 2020A 2021E 2022E 2023E 2024E Note: FY2021E and beyond includes HuffPost. Pro Forma includes Complex, excludes go90. (1) Please refer to Adj. EBITDA reconciliation on p.38. Accelerating Growth Profile with Continued Diversification 29 ($ in millions) Advertising Commerce Content 26% CAGR Adj. EBITDA Adj. EBITDA Margin ($14) $17 $57 $117 $187 $263 (3%) 4% 11% 18% 22% 25% 2019A 2020A 2021E 2022E 2023E 2024E Pro Forma Adj. EBITDA (1) Pro Forma Revenue Projections ($ in millions)

STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed STRICTLY PRIVATE AND CONFIDENTIAL Combined Company Financial Summary Revenue ($) Revenue Growth (%) Complex Pro Forma BuzzFeed Adj. EBITDA (1) ($) Adj. EBITDA Margin (1) (%) Note: BuzzFeed FY2021E and beyond includes HuffPost. Complex numbers excludes go90. (1) Please refer to Adj. EBITDA reconciliation on p.38. 30 $100 $119 $146 $321 $402 $508 $421 $521 $654 2020A 2021E 2022E (7%) 19% 22% 1% 25% 26% (1%) 24% 25% 2020A 2021E 2022E ($14) $2 $16 $31 $55 $102 $17 $57 $117 2020A 2021E 2022E (14%) 2% 11% 10% 14% 20% 4% 11% 18% 2020A 2021E 2022E

STRICTLY PRIVATE AND CONFIDENTIAL STRICTLY PRIVATE AND CONFIDENTIAL Transaction Overview 31

BuzzFeed

Sources & Uses / Pro Forma Valuation

Estimated Sources & Uses

$ and share data (except share price) in millions

Sources	
Existing BuzzFeed Shareholders Equity Rollover	$1,335
SPAC Cash in Trust	$288
Cash from Target Balance Sheet[(1)]	$154
Convertible Note	$150
Total Sources	**$1,926**

Uses	
Existing BuzzFeed Shareholders Equity Rollover	$1,235
Common Stock Issued to Complex	$100
Cash Payment to Complex	$200
Cash to Balance Sheet	$356
Payment of Transaction Expenses	$35
Total Uses	**$1,926**

Illustrative Pro Forma Valuation

Illustrative Share Price	$10.00
Pro forma shares outstanding	170.165
Equity Value	**$1,702**
Plus: Debt[(2)]	$185
Less: Cash	$356
Enterprise Value	**$1,530**

Illustrative Pro Forma Ownership


Existing BuzzFeed Shareholders Equity Rollover
SPAC Sponsor Shares
SPAC Public Shareholders
Complex Shareholders
72.5%
5.9%
4.7%
16.9%

Note: Amounts presented on this slide assume no redemptions from the trust account. Amounts also exclude (i) outstanding unvested equity awards rolling over in the Transaction, (ii) the impact of any equity awards issued at or after the closing of the Transaction, (iii) the dilutive impact of 9.842M SPAC warrants with a strike price of $11.50 per share, and (iv) potential future conversion of the $150M of Convertible Notes. Values subject to rounding.

(1) $154 million cash balance as of May 31, 2021, $5 million of which represents the breakup fee held in escrow pending the closing of the Complex acquisition.

(2) Debt balance consists of $35.1 million of debt from the Company balance sheet as of May 31, 2021, including $15.5 million in outstanding Letters of Credit issued by Capital One, N.A. and $19.6 million of revolving credit loans drawn down from White Oak along with the 5-Year Unsecured $150 million Convertible Note bearing a coupon rate of 7.00% and a conversion price of $12.50

STRICTLY PRIVATE AND CONFIDENTIAL 32

STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed STRICTLY PRIVATE AND CONFIDENTIAL 24.6% 26.3% 25.9% 16.7% 13.0% 10.5% 51.8% 42.8% 26.5% 26.1% 0 ZNGA ETSY IACA IAC NYT SNAP PINS FB TWTR 18.0% 29.2% 27.7% 25.2% 17.0% 7.2% 52.6% 29.9% 28.7% 20.4% 2022E Pro Forma Adj. EBITDA Margin (%) 2020A – 2022E Pro Forma Revenue CAGR (%) Comparable Company Benchmarking Analysis Digital Media, Content & Commerce Social Platforms Source: Capital IQ as of June 18, 2021. Note: BuzzFeed metrics per management estimates and pro forma for Complex acquisition . Taboola Sales and Adj. EBITDA per management estimates. Social Platforms 33 Median: 16.7% Median: 34.6% Digital Media, Content & Commerce Mean: 18.5% Median: 25.2% Mean: 21.3% Mean: 36.8% Median: 29.3% Mean: 32.9%

BuzzFeed

Comparable Company Benchmarking Analysis (Cont'd)

Enterprise Value / Pro Forma Revenue

Assumed EV of ~$1.5B

	Digital Media, Content & Commerce		Social Platforms	
Mean:	2021E: 5.1x	2022E: 4.4x	2021E: 16.1x	2022E: 11.9x
Median:	2021E: 4.6x	2022E: 4.0x	2021E: 14.7x	2022E: 11.3x

Company	2021E	2022E
BuzzFeed	2.9x	2.3x
Etsy	10.0x	8.3x
IAC	2.9x	2.5x
The New York Times	3.3x	3.1x
Taboola	4.6x	4.0x
zynga	4.6x	4.0x
Facebook	7.9x	6.6x
Pinterest	19.5x	14.6x
Snap Inc.	27.0x	18.3x
Twitter	10.0x	8.1x

Enterprise Value / Pro Forma Adj. EBITDA

Assumed EV of ~$1.5B

	Digital Media, Content & Commerce		Social Platforms	
Mean:	2021E: 22.7x	2022E: 22.4x	2021E: 25.1x	2022E: 19.8x
Median:	2021E: 20.0x	2022E: 18.2x	2021E: 25.1x	2022E: 19.8x

Company	2021E	2022E
BuzzFeed	26.8x	13.0x
Etsy	34.8x	28.5x
IAC	NM	35.3x
The New York Times	21.3x	18.2x
Taboola	16.1x	14.3x
zynga	18.7x	15.8x
Facebook	14.9x	12.6x
Pinterest	NM	NM
Snap Inc.	NM	NM
Twitter	35.2x	27.0x

STRICTLY PRIVATE AND CONFIDENTIAL 34

Source: Capital IQ as of June 18, 2021. Note: BuzzFeed metrics per management estimates including Complex. FY2021E and beyond includes HuffPost; Taboola Sales and Adj. EBITDA per management estimates. Taboola EV based on ION Acquisition Corp. [NYSE: IACA]. Note: Multiples<0.0x or >50.0x deemed not meaningful or "NM".

STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed STRICTLY PRIVATE AND CONFIDENTIAL Historical BuzzFeed Management Projections '20A - '24E 2019A 2020A 2021E 2022E 2023E 2024E CAGR Revenue Advertising $176 $198 $261 $316 $387 $463 24% % Growth 13% 13% 32% 21% 22% 20% Content 202 166 165 187 221 270 13% % Growth (8%) (18%) (1%) 13% 18% 22% Commerce 47 57 95 150 225 330 55% % Growth 48% 20% 67% 59% 50% 47% Total Revenue $425 $421 $521 $654 $833 $1,063 26% % Growth 4% (1%) 24% 25% 28% 28% Adj. EBITDA (1) ($14) $17 $57 $117 $187 $263 100% % Growth NM NM 246% 106% 59% 41% % Margin (3%) 4% 11% 18% 22% 25% Summary Financials Note: 2019A and 2020A excludes HuffPost revenue and Adj. EBITDA. Pro Forma includes Complex, excludes go90. Values subject to ro unding. (1) Please refer to Adj. EBITDA reconciliation on p.38. 35

STRICTLY PRIVATE AND CONFIDENTIAL

STRICTLY PRIVATE AND CONFIDENTIAL STRICTLY PRIVATE AND CONFIDENTIAL Appendix 37

STRICTLY PRIVATE AND CONFIDENTIAL BuzzFeed STRICTLY PRIVATE AND CONFIDENTIAL GAAP / Non - GAAP Reconciliation (Adj. EBITDA) 38 ($ in millions) 2019A 2020A Net Income (1) ($29) $4 go90 profit (29) (14) Income tax provision (benefit) 3 (2) Interest expense 0 1 Interest income (2) (0) Depreciation and amortization 31 27 Other income, net (2) (2) Loss on disposition of subsidiary - 1 Stock - based compensation 3 1 Restructuring 10 - Loss on disposal of assets 1 - Adj. EBITDA ($14) $17 Note: Values subject to rounding. (1) Excludes minority interest adjustment relating to noncontrolling interest in BuzzFeed Japan.